Exhibit 99.2

Abercrombie & Fitch
April 2009 Sales Release
Call Script

This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended May 2, 2009.

Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.

Net sales for the four-week period ended May 2, 2009, were $202.4 million, a 16% decrease from net sales of $241.0 million for the four-week period ended May 3, 2008. Total Company direct-to-consumer net sales were $15.2 million for the four-week period ended May 2, 2009, a 24% decrease from sales for the four-week period ended May 3, 2008. April comparable store sales decreased 22%.

Sales for the month were positively impacted by the Easter shift and additional markdowns taken. Across all brands, average unit retail decreased 5%.

Abercrombie & Fitch
April 2009 Sales Release
Call Script

By brand, Abercrombie & Fitch comparable store sales were down 17%. Men’s comps were down by a high single digit; women’s comps were down by a mid twenty. Transactions per store decreased 14%; average transaction value decreased 5%.

For abercrombie, comparable store sales were down 27%. Guys comps were down by a mid teen; girls comps were down by a low thirty. Transactions per store decreased 18%; average transaction value decreased 8%.

Hollister comparable store sales were down 26%. Dudes comps were down by a mid teen; Bettys comps were down by a low thirty. Transactions per store decreased 18%; average transaction value decreased 6%.

RUEHL comparable store sales were down 30%. Men’s comps were down by a mid twenty; women’s comps were down by a mid thirty. Transactions per store decreased 33%; average transaction value decreased 2%.

Abercrombie & Fitch
April 2009 Sales Release
Call Script

From a merchandise classification standpoint across all brands, stronger performing masculine categories included fragrance, jeans and fleece, while graphic tees and shorts were weaker. Stronger performing feminine categories included sweaters, woven shirts and skirts, while knit tops and shorts were weaker.

Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be strongly positive in the London flagship store.

The Company will release its first quarter results on Friday, May 15, 2009, prior to the open of the market, followed by a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 737-3699 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-6693. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 6945787 or through www.abercrombie.com.

Thank You.

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